Exhibit (d)(95)
AMENDMENT TO THE INVESTMENT SUBADVISORY AGREEMENT
This Amendment to the Investment Subadvisory Agreement effective as of January 25, 2006 (the “Agreement”) by and among Vantagepoint Investment Advisers, LLC, a Delaware limited liability company (“Client”), Legg Mason Capital Management, Inc., a Maryland corporation (“Subadviser”), and The Vantagepoint Funds, a Delaware statutory trust shall be effective as of January 1, 2009.
     WHEREAS, the Client, Subadviser and The Vantagepoint Funds entered into the Agreement for the management of the Vantagepoint Aggressive Opportunities Fund, a series of The Vantagepoint Funds;
     WHEREAS, the Client, Subadviser and The Vantagepoint Funds desire to further amend the Agreement as set forth below.
     NOW, THEREFORE, in consideration of the mutual covenants herein set forth, the parties hereto agree as follows:
1. Schedule A (Fee Schedule). Schedule A (Fee Schedule) shall be replaced in its entirety with the schedule attached to this Amendment.
2. All other provisions of the Agreement, as previously amended, remain in full force and effect.
3. Unless otherwise defined in this Amendment, all terms used in this Amendment shall have the same meaning given to them in the Agreement.
4. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, THE PARTIES HERETO EXECUTE THIS AGREEMENT:

THE VANTAGEPOINT FUNDS, on behalf of the Vantagepoint Aggressive Opportunities Fund

By:

Angela Montez, Secretary The Vantagepoint Funds

Date: January __, 2009

Approved by:

Wayne Wicker, Chief Investment Officer Vantagepoint Investment Advisers, LLC

Date: January __, 2009

VANTAGEPOINT INVESTMENT ADVISERS, LLC

By:

Angela Montez, Assistant Secretary ICMA Retirement Corporation

Date: January __, 2009

Approved by:
Wayne Wicker, Chief Investment Officer Vantagepoint Investment Advisers, LLC

Date: January __, 2009

LEGG MASON CAPITAL MANAGEMENT, INC.

By:

Title:

Date: January __, 2009

Schedule A
VANTAGEPOINT INVESTMENT ADVISERS, LLC
VANTAGEPOINT AGGRESSIVE OPPORTUNITIES FUND
Fee Schedule
For
Legg Mason Capital Management, Inc.
The Subadviser’s quarterly fee shall be calculated based on the average daily net asset value of the assets under the Subadviser’s management as provided by the Client or Custodian, at Client’s discretion, based on the following annual rate.
0.32 percent